UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2010

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP

(Exact name of Registrant as specified in its charter)

Delaware	0-10831	94-2744492
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

                              55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Consolidated Capital Institutional Properties, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in CCIP Sterling, L.P., a Pennsylvania limited partnership (“CCIP Sterling”), which owns The Sterling Apartment Homes and Commerce Center , a multiple-use facility consisting of apartment units and commercial space located in Philadelphia, Pennsylvania.

On May 17, 2010 (the “Effective Date”), CCIP Sterling and two other affiliated partnerships also located in Philadelphia, Pennsylvania (together the “Partnerships”) entered into an Agreement Regarding Grant Funds (the “Agreement”) with an affiliated property manager, OP Property Management, LLC, a Delaware limited liability company (the “Manager”) to facilitate a grant to the Partnerships in the maximum amount of $1,087,500 from the Pennsylvania Department of Environmental Protection, Office of Energy and Technology Department (“DEP”).  The purpose of the grant is to assist in funding the installation of co-generation plants at each of the Partnership’s properties. Pursuant to the Agreement, the Manager has agreed to disburse the grant received from the DEP to the Partnerships.  The amount of the grant allocated to CCIP Sterling is $498,000.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

10.82       Agreement Regarding Grant Funds by and among OP Property Management, LLC, a Delaware limited liability company , University Plaza Associates, a Pennsylvania limited partnership, CCIP Sterling, L.P., a Pennsylvania limited partnership and AIMCO Chestnut Hall Limited Partnership, a Delaware limited partnership, dated May 17, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP

By:  CONCAP EQUITIES, INC.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: May 21, 2010